UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust (each a “Reporting Person” and, collectively, the “Reporting Persons”) intend to, independently and at their own cost, file appropriate proxy materials and engage in activities that may constitute solicitation under the Securities and Exchange Commission’s proxy rules.

On February 10, 2022, the Reporting Persons issued the following press release:

Norcross, Braca Group Files Proxy Notice to Oppose Reappointment of Vernon Hill and Allies to Board of Republic First Bancorp, Inc. (FRBK), Support for Driver Management Company’s Slate

Group also files amended Schedule 13D after increasing its ownership stake to 9.6%.

CAMDEN, NJ: Today, the group led by George E. Norcross, III and Greg Braca filed notice with the Securities and Exchange Commission (SEC) that it would oppose the reappointment of Vernon Hill, Barry L. Spevak and Theodore J. Flocco, Jr., at the next Republic First Bancorp, Inc. (FRBK) Board of Directors meeting and support the slate nominated by Driver Management Company, LLC (Peter B. Bartholow, Pamela D. Bundy and Richard H. Sinkfield III). The Norcross-Braca filing serves notice that it “intend[s] to, independently and at their own cost, file appropriate proxy materials and engage in activities that may constitute solicitation under the Securities and Exchange Commission’s proxy rules.” The Norcross-Braca group has not communicated with Driver or any of its representatives or any of the other participants in Driver’s proxy solicitation, and the Group is not and has no intention of acting in concert with Driver on the proxy solicitation process or otherwise.

The Norcross-Braca group additionally filed an amended Schedule 13D with the United States Securities and Exchange Commission (SEC) disclosing it had increased its holdings in Republic First Bancorp, Inc. (FRBK) from 8.8% to 9.6%. Today’s filing represents the fourth amendment showing an increase in its holdings since it filed its first on January 31, 2022.

Please visit www.sec.gov [sec.gov] for a copy of today’s 14A and 13D filings.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING OF SHAREHOLDERS OF REPUBLIC FIRST BANCORP, INC. (THE “ISSUER”). A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ ANY DEFINITIVE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.